UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 24, 2015

HUDSON CITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26001	22-3640393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

WEST 80 CENTURY ROAD

PARAMUS, NEW JERSEY 07652

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (201) 967-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On June 24, 2015, Hudson City Bancorp, Inc. (the “Company”), the holding company for Hudson City Savings Bank (the “Bank”), issued a press release announcing it had released its capital stress test results for the Bank as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act. The results, per current guidance, were for the Bank only. The results can be obtained on the Company’s web site at http://hudsoncitysavingsbank.com. Results of the stress test are based on a forward-looking exercise using the hypothetical severely adverse macroeconomic factors provided by the regulatory agencies and do not represent any economic forecast prepared by the Bank. The stress test is based on the severely adverse macroeconomic factors using data as of September 30, 2014 and covers the nine-quarter period ending December 31, 2016. A copy of the press release is attached as Exhibit 99.1 to this Report.

Item 9.01	Financial Statements and Exhibits.

The following exhibit is furnished as part of this Report:

Exhibit No.	Description

99.1	Press Release dated June 24, 2015.

The information provided pursuant hereto is being furnished and shall not be deemed incorporated by reference by any general statement incorporating by reference this Form 8-K into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON CITY BANCORP, INC.

By:	/s/ James C. Kranz
James C. Kranz
Executive Vice President and Chief Financial Officer

Dated: June 24, 2015

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 24, 2015.